UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2026

GREENPRO CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-38308	98-1146821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B-23A-02, G-Vestor Tower

Pavilion Embassy, 200 Jalan Ampang

50450 W.P. Kuala Lumpur, Malaysia

(Address of principal executive offices) (Zip Code)

(60) 3 8408-1788

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GRNQ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2026, Greenpro Capital Corp., a Nevada corporation (the “Company”), entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Forekast Limited, a company formed under the laws of the British Virgin Islands (“Forekast”) and the shareholders of Forekast listed on Annex A thereto (the “Forekast Shareholders”).

At the Closing of the transactions contemplated by the Share Exchange Agreement, the Company will acquire from the Forekast Shareholders such number of ordinary shares of Forekast as will result in the Company owning 13.6% of the outstanding equity interests of Forekast on a fully-diluted basis as of the Closing. As consideration, at the Closing, the Company will issue to the Forekast Shareholders an aggregate of 8,500,000 shares of the Company’s common stock (the “Exchange Shares”).

The Share Exchange Agreement includes customary representations, warranties, covenants, closing conditions and termination provisions, including an outside date of March 31, 2026, subject to the terms of the Share Exchange Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Share Exchange Agreement, dated as of February 13, 2026, by and among Greenpro Capital Corp., Forekast Limited, and the Forekast Shareholders listed on Annex A thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENPRO CAPITAL CORP.

Date: February 17, 2026	By:	/s/ Lee Chong Kuang
	Name:	Lee Chong Kuang
	Title:	Chief Executive Officer, President, Director